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As filed with the Securities and Exchange Commission on September 20, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

The Union Light, Heat and Power Company
(Exact name of registrant as specified in its charter)

Kentucky	31-0473080
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

139 East Fourth Street
Cincinnati, Ohio 45202
(513) 421-9500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

WENDY L. AUMILLLER
Treasurer
The Union Light, Heat and Power Company
139 East Fourth Street
Cincinnati, Ohio 45202
(513) 287-2368
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. WILLIAM DUMOND, ESQ. Senior Counsel The Union Light, Heat and Power Company 139 East Fourth Street Cincinnati, Ohio 45202 (Counsel for the Registrant)	DAVID A. NEUHARDT, ESQ. Thompson Hine LLP 312 Walnut Street Cincinnati, OH 45202-4089 (Counsel for the Registrant)	CHARLES S. WHITMAN, III, ESQ. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (Counsel for the Underwriters)

        Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee(2)(4)

Unsecured Debt Securities	$45,000,000	100%	$45,000,000	$5,701.50

(1)
An indeterminate aggregate initial offering of unsecured debt securities is being registered as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $45,000,000.

(2)
Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to $30,000,000 aggregate initial offering price of the Registrant's unsecured debt securities that were previously registered pursuant to Registration Statement No. 333-83381 and have not yet been issued and sold. Such securities are carried forward into the prospectus included in this Registration Statement.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act. Proposed maximum offering price per unit is not specified as to each class of securities pursuant to General Instruction II.D to Form S-3 and Rule 457(o) under the Securities Act.

(4)
Calculated pursuant to Rule 457(o) at the statutory rate of $126.70 per $1,000,000 of securities registered. With respect to the $30,000,000 aggregate initial offering price of securities previously registered and carried forward into the prospectus included with this Registration Statement pursuant to Rule 429 under the Securities Act, the Registrant has previously paid the related filing fees. In connection with this Registration Statement, the Registrant is paying a fee based solely on the additional unsecured debt securities being registered and having an aggregate initial public offering price of $45,000,000.

        Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement and any supplements to such prospectus also relates to the remaining $30,000,000 aggregate principal amount of the Registrant's unsecured debt securities previously registered and unissued under the Securities Act of 1933 by Registration Statement No. 333-83381.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 20, 2004

PROSPECTUS

The Union Light, Heat and Power Company

By this prospectus, we offer up to
$75,000,000
of
Unsecured Debt Securities

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you decide to invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $75,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information."

        In this prospectus, unless the context indicates otherwise, the terms "ULH&P," "Union Light," "the Company," "we," "our," "ours" and "us" refer to The Union Light, Heat and Power Company.

        We sometimes refer to our unsecured debt securities as the securities. For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also read our filings over the Internet at the SEC's home page at http: //www.sec.gov.

        This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. It does not contain all of the information that is important to you. You should read the registration statement for further information with respect to Union Light and the securities. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the document filed.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and, to the extent inconsistent, supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all the offered securities to which this prospectus relates or the offering is otherwise terminated:

  (a)
  Annual Report on Form 10-K for the year ended December 31, 2003; and

  (b)
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004.

        You may request a copy of any of the documents incorporated by reference at no cost, by writing or telephoning the office of Wendy L. Aumiller, Treasurer, The Union Light, Heat and Power Company, 139 East Fourth Street, Cincinnati, Ohio 45202, telephone number (513) 287-2368.

        You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplements. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

THE COMPANY

        We are an electric and gas public utility company incorporated in Kentucky. We are primarily engaged in the transmission, distribution, and sale of electric energy and the sale and transportation of natural gas in northern Kentucky. The area we serve with electricity, gas, or both covers approximately 500 square miles, has an estimated population of 345,000 people, and includes the cities of Covington, Florence and Newport in Kentucky.

        We are a wholly-owned subsidiary of The Cincinnati Gas & Electric Company, an exempt holding company under the Public Utility Holding Company Act of 1935. The Cincinnati Gas & Electric Company is a wholly-owned subsidiary of Cinergy Corp., a registered holding company under the Public Utility Holding Company Act of 1935.

        Our principal executive offices are located at 139 East Fourth Street, Cincinnati, Ohio 45202. Our telephone number is (513) 421-9500.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including the repayment of outstanding indebtedness and for the funding of capital expenditures related to construction projects.

RATIO OF EARNINGS TO FIXED CHARGES

        Listed below is the ratio of earnings to fixed charges for the six months ended June 30, 2004 and for each year in the five-year period ended December 31, 2003.

		Year Ended December 31,
	Six Months Ended June 30, 2004
		2003	2002	2001	2000	1999
Ratio of Earnings to Fixed Charges	6.89	5.06	4.45	7.38	5.80	3.92

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations plus fixed charges. Fixed charges consist of:

  •
  interest expense;

  •
  amortized premiums, discounts and capitalized expenses related to indebtedness; and

  •
  an estimate of the interest within rental expense.

DESCRIPTION OF THE UNSECURED DEBT SECURITIES

        We may issue from time to time one or more series of senior unsecured debt securities or junior subordinated unsecured debt securities under a Debenture Indenture, to be executed by us and Deutsche Bank Trust Company Americas, as debenture trustee. When we offer to sell any unsecured debt securities, we will provide information about these unsecured debt securities in a prospectus supplement.

        We have summarized certain terms and provisions of the Debenture Indenture. The summary is not complete. The Debenture Indenture is an exhibit to the registration statement of which this prospectus forms a part. You should read the Debenture Indenture for the provisions that may be important to you. Terms used in this summary have the meanings specified in the Debenture Indenture. The Debenture Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

General

        The Debenture Indenture allows us to issue unsecured debt securities in an unlimited amount from time to time. The relevant prospectus supplement will describe the terms of any unsecured debt securities being offered, including:

  •
  the title of the unsecured debt securities;

  •
  any limit on the aggregate principal amount of the unsecured debt securities;

  •
  the date or dates on which the principal of any of the unsecured debt securities will be payable;

  •
  the rate or rates at which any of the unsecured debt securities will bear interest, if any;

  •
  the date from which interest, if any, on the unsecured debt securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

  •
  the right, if any, to extend interest payment periods and the duration of any extension;

  •
  any redemption, repayment or sinking fund provisions;

  •
  the place or places where the principal of and any premium and interest on any of the unsecured debt securities will be payable;

  •
  the denominations in which the unsecured debt securities will be issuable;

  •
  the index, if any, with reference to which the amount of principal of or any premium or interest on the unsecured debt securities will be determined;

  •
  any addition to or change in the events of default applicable to any of the unsecured debt securities and any change in the right of the debenture trustee or the holders to declare the principal amount of any of the unsecured debt securities due and payable;

  •
  any addition to or change in the covenants in the Debenture Indenture;

  •
  whether such unsecured debt securities are convertible into other securities and the terms thereof;

  •
  the applicability of or any change in the subordination provisions of the Debenture Indenture for a series of unsecured debt securities; and

  •
  any other terms of the unsecured debt securities not inconsistent with the provisions of the Debenture Indenture.

Subordination of Certain Unsecured Debt Securities

        The Debenture Indenture provides that one or more series of unsecured debt securities may be subordinate and subject in right of payment to the prior payment in full of all senior debt of the Company.

        No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the junior subordinated unsecured debt securities may be made if any senior debt is not paid when due, if any default has not been cured or waived, or if the maturity of any senior debt has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all senior debt must be paid in full before the holders of the junior subordinated unsecured debt securities are entitled to receive or retain any payment. The rights of the holders of the junior subordinated unsecured debt securities will be subordinated to the rights of the holders of senior debt to receive payments or distributions applicable to senior debt.

        In this prospectus, we use the term "senior debt" to mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether currently outstanding or later incurred, created or assumed:

  (a)
  all indebtedness of the Company evidenced by notes, debentures, bonds, or other securities sold by the Company for money, excluding junior subordinated unsecured debt securities, but including all first mortgage bonds of the Company outstanding from time to time;

  (b)
  all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by the Company; and

  (c)
  all renewals, extensions, or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b);

unless the instrument creating, evidencing, or assuming or guaranteeing any particular indebtedness, renewal, extension or refunding expressly provides that the indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the junior subordinated unsecured debt securities.

        The Debenture Indenture does not limit the aggregate amount of senior debt that the Company may issue.

Exchange, Register and Transfer

        The unsecured debt securities of each series will be issuable only in fully registered form without coupons.

        The unsecured debt securities may be presented for exchange or registration of transfer in the manner, at the places and subject to the restrictions set forth in the unsecured debt securities and the relevant prospectus supplement. Subject to the limitations noted in the Debenture Indenture, you will not have to pay for these services, except for any taxes or other governmental charges associated with these services.

Global Securities

        We may issue registered unsecured debt securities of a series in the form of one or more fully registered global unsecured debt securities (each a "global security") that we will register in the name of, and deposit with, a depositary (or a nominee of a depositary) identified in the prospectus supplement relating to the series. Each global security will set forth the aggregate principal amount of the series of unsecured debt securities that it represents. The depositary (or its nominee) will not transfer any global security unless and until it is exchanged in whole or in part for unsecured debt securities in definitive registered form, except that:

  •
  the depositary may transfer the whole global security to a nominee;

  •
  the depositary's nominee may transfer the whole global security to the depositary;

  •
  the depositary's nominee may transfer the whole global security to another nominee of the depositary; and

  •
  the depositary (or its nominee) may transfer the whole global security to its (or its nominee's) successor.

        A global security may not be exchanged for unsecured debt securities in definitive registered form, and no transfer of a global security may be registered in the name of any person other than the depositary (or its nominee), unless:

  •
  the depositary has notified the Company that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as depositary as required by the Debenture Indenture;

  •
  an event of default has occurred and is continuing with respect to the global security; or

  •
  circumstances exist, if any, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

        Any unsecured debt securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary gives to the debenture trustee. We expect that these instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

Depositary Arrangements

        We will describe the specific terms of the depositary arrangements with respect to any portion of a series of unsecured debt securities to be represented by a global security in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.

        Generally, ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for the global security ("participants") or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with their respective principal amounts of the unsecured debt securities represented by the global security.

        Any dealers, underwriters or agents participating in the distribution of the unsecured debt securities will designate the accounts to credit. For participants, the depositary will maintain the only record of their ownership of a beneficial interest in the global security and they will only be able to transfer those interests through the depositary's records. For people who hold through a participant, the relevant participant will maintain the records of beneficial ownership and transfer. The laws of some states may require that certain purchasers of such securities take physical delivery of securities in definitive form. These laws may impair their ability to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary (or its nominee) is the record owner of a global security, it (or its nominee) will be considered the sole owner or holder of the unsecured debt securities represented by the global security for all purposes under the Debenture Indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the unsecured debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the unsecured debt securities in definitive form and will not be considered the owners or holders under the Debenture Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Debenture Indenture. We understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action allowed under the Debenture Indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through such participants to give or take the action or would otherwise act upon the instruction of beneficial owners holding through them.

Interest and Premium

        Payments of principal, premium, if any, and any interest on unsecured debt securities represented by a global security registered in the name of a depositary (or its nominee) will be made to the depositary (or its nominee) as the registered owner of the global security. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests, and neither will the debenture trustee and its agents.

        We expect that the depositary for any unsecured debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or any interest in respect of the global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with securities registered in "street name," and will be the responsibility of each participant.

Withdrawal of Depositary

        If the depositary for any unsecured debt securities represented by a global security notifies us that it is unwilling or unable to continue as depositary or ceases to be eligible under applicable law, and a successor depositary is not appointed within 90 days, unsecured debt securities in definitive form will be issued in exchange for the relevant global security. In addition, we may at any time and in our sole discretion determine not to have any of the unsecured debt securities of a series represented by one or more global securities and, in such event, unsecured debt securities of the series in definitive form will be issued in exchange for all of the global security or global securities representing the unsecured debt securities. Any unsecured debt securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the debenture trustee. We expect that the instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

Payment and Paying Agents

        Unless the applicable prospectus supplement indicates otherwise, payment of interest on an unsecured debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment.

        Unless the applicable prospectus supplement indicates otherwise, principal of and any premium and interest on the unsecured debt securities will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to the payment at the address appearing in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the debenture trustee in the City of New York will be designated as our sole paying agent for payments with respect to unsecured debt securities of each series. Any other paying agents initially designated by us for the unsecured debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the unsecured debt securities of a particular series.

        All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any unsecured debt security which remain unclaimed at the end of 18 months after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment.

Consolidation, Merger, and Sale of Assets

        The Debenture Indenture does not contain any provision that restricts our ability to merge or consolidate with or into any other entity, sell or convey all or substantially all of our assets to any person or entity or otherwise engage in restructuring transactions, provided that the successor entity assumes due and punctual payment of the principal, premium, if any, and interest on the unsecured debt securities.

Events of Default

        Each of the following is defined as an event of default under the Debenture Indenture with respect to unsecured debt securities of any series:

  •
  failure to pay principal of or any premium on any debt security of that series when due;

  •
  failure to pay any interest on any debt security of that series when due, continued for 30 days;

  •
  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

  •
  failure to perform any other of our covenants in the Debenture Indenture (other than a covenant included in the Debenture Indenture solely for the benefit of a series other than that series), continuing for 90 days after written notice has been given by the debenture trustee, or the holders of at least 35% in aggregate principal amount of the outstanding debt securities of that series, as provided in the Debenture Indenture;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other event of default provided in a supplemental indenture under which the debt securities are issued.

        If an event of default (other than a bankruptcy, insolvency or reorganization event of default) with respect to the outstanding unsecured debt securities of any series occurs and is continuing, either the debenture trustee or the holders of at least 35% in aggregate principal amount of the outstanding unsecured debt securities of that series by notice as provided in the Debenture Indenture may declare the principal amount of the unsecured debt securities of that series to be due and payable immediately. If a bankruptcy, insolvency or reorganization event of default with respect to the outstanding unsecured debt securities of any series occurs, the principal amount of all the unsecured debt securities of that series will automatically, and without any action by the debenture trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Debenture Indenture. For information as to waiver of defaults, see "Modification and Waiver."

        Subject to the provisions of the Debenture Indenture relating to the duties of the debenture trustee, if an event of default occurs, the debenture trustee will be under no obligation to exercise any of its rights or powers under the Debenture Indenture at the request or direction of any of the holders, unless the holders shall have offered to the debenture trustee reasonably satisfactory indemnity. Subject to these provisions for the indemnification of the debenture trustee, the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the unsecured debt securities of that series.

        No holder of an unsecured debt security of any series will have any right to institute any proceeding with respect to the Debenture Indenture, or for the appointment of a receiver or a debenture trustee, or for any other remedy thereunder, unless:

          (a)   the holder has previously given to the debenture trustee written notice of a continuing event of default with respect to the unsecured debt securities of that series;

          (b)   the holders of at least 35% in aggregate principal amount of the outstanding unsecured debt securities of that series have made written request, and have offered reasonably satisfactory indemnity, to the debenture trustee to institute a proceeding as trustee; and

          (c)   the debenture trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of that series a direction inconsistent with such request, within 60 days after receipt by the debenture trustee of the initial notice, written request and offer of indemnity. However, these limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on the debt security on or after the applicable due date specified in the debt security.

        We will be required to furnish to the debenture trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the Debenture Indenture and, if so, specifying all known defaults.

Modification and Waiver

        Modifications and amendments of the Debenture Indenture may be made by us and the debenture trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding unsecured debt securities of each series affected by the modification or amendment; provided, however, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of, or any premium or interest on, any debt security;

  •
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any debt security;

  •
  affect the applicability of the subordination provisions to any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduce the percentage in aggregate principal amount of outstanding unsecured debt securities of any series, the consent of whose holders is required for modification or amendment of the Debenture Indenture;

  •
  reduce the percentage in aggregate principal amount of outstanding unsecured debt securities of any series necessary for waiver of compliance with certain provisions of the Debenture Indenture or for waiver of certain defaults; or

  •
  modify the provisions relating to modification and waiver.

        The holders of not less than a majority in aggregate principal amount of the outstanding unsecured debt securities of any series may waive, with respect to that series, our compliance with certain restrictive provisions of the Debenture Indenture. The holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of any series may waive, with respect to that series, any past default under the Debenture Indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Debenture Indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

        Generally, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding unsecured debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Debenture Indenture, in the manner and subject to the limitations provided in the Debenture Indenture. In certain limited circumstances, the debenture trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding unsecured debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite aggregate principal amount of unsecured debt securities within 180 days following the record date, or such other shorter period as we (or the debenture trustee, if it sets the record date) may specify.

Defeasance and Covenant Defeasance

        Under the Debenture Indenture, we may elect to have the provisions of the Debenture Indenture relating to defeasance and discharge of indebtedness, or the provisions relating to defeasance of certain restrictive covenants, applied with respect to the unsecured debt securities of any series.

Defeasance and Discharge.

        If we elect to have the provisions of the Debenture Indenture relating to defeasance and discharge of indebtedness applied to any unsecured debt securities, we will be discharged from all our obligations with respect to those unsecured debt securities (except for certain obligations to exchange or register the transfer of unsecured debt securities, to replace stolen, lost or mutilated unsecured debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such unsecured debt securities of money or U.S. Government Obligations, or both, which will provide money sufficient to pay the principal of and any premium and interest on the unsecured debt securities as they become due. This defeasance or discharge may occur only if, among other things, we have delivered to the debenture trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the unsecured debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge did not occur.

Defeasance of Certain Covenants.

        If we elect to have the provisions of the Debenture Indenture relating to defeasance of certain covenants applied to any unsecured debt securities, we may omit to comply with certain restrictive covenants that may be described in any applicable prospectus supplement, and the occurrence of certain events of default with respect to those restrictive covenants will no longer be applicable to those unsecured debt securities. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of the unsecured debt securities, money or U.S. Government Obligations, or both, which will provide money sufficient to pay the principal of and any premium and interest on the unsecured debt securities as they become due. We will also be required, among other things, to deliver to the debenture trustee an opinion of counsel to the effect that holders of such unsecured debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance did not occur. If we were to exercise this option with respect to any unsecured debt securities and those unsecured debt securities subsequently were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government Obligations deposited in trust would be sufficient to pay amounts due on the unsecured debt securities at the time of their respective stated maturities but might not be sufficient to pay the amounts due upon acceleration resulting from the event of default. In that case, we would remain liable for those payments.

Title

        Union Light and the debenture trustee, and any agent of Union Light or the debenture trustee, may treat the person in whose name an unsecured debt security is registered as the absolute owner thereof (whether or not the debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

        The Debenture Indenture and the unsecured debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Debenture Trustee

        Deutsche Bank Trust Company Americas will be the debenture trustee under the Debenture Indenture. Deutsche Bank also acts as the trustee for certain debt securities of one of our affiliates. Deutsche Bank makes loans to, and performs other financial services for, us and our affiliates in the normal course of business.

PLAN OF DISTRIBUTION

        We may sell the securities directly to purchasers or indirectly through underwriters, dealers or agents. The names of any underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We will also set forth in the relevant prospectus supplement:

  •
  the terms of the offering of the securities;

  •
  the proceeds we will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which we may list the securities.

        We may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price;

  •
  prices that may be changed;

  •
  market prices at the time of sale;

  •
  prices related to prevailing market prices; and

  •
  negotiated prices.

        We will describe the method of distribution in the relevant prospectus supplement.

        If we use underwriters with respect to an issuance of securities, we will set forth in the relevant prospectus supplement:

  •
  the name of the managing underwriter, if any;

  •
  the name of any other underwriters; and

  •
  any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

        The underwriters will acquire any securities for their own accounts and they may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any securities will:

  •
  entitle the underwriters to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;

  •
  subject the obligations of the underwriters to certain conditions precedent; and

  •
  obligate the underwriters to purchase all securities offered in a particular offering if any securities are purchased.

        In connection with an offering of securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, underwriters may:

  •
  overallot in connection with the offering, creating a syndicate short position;

  •
  bid for, and purchase, securities in the open market to cover syndicate short positions;

  •
  bid for, and purchase, securities in the open market to stabilize the price of the securities; and

  •
  reclaim selling concessions allowed for distributing the securities in the offering if the syndicate repurchases previously distributed securities in syndicate covering transactions, in stabilization transactions or otherwise.

        Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in these activities, and may end any of these activities at any time.

        If we use a dealer in an offering of securities, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the prospectus supplement.

        If we use an agent in an offering of securities, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

        Dealers and agents named in a prospectus supplement may be considered underwriters of the securities described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act. In the ordinary course of business, we may engage in transactions with underwriters, dealers and agents and they may perform services for us.

        We may solicit offers to purchase securities and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to those sales. We will describe the terms of any such offer in the relevant prospectus supplement.

        If we authorize underwriters or other agents to solicit offers to purchase securities from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement. We must approve all purchasers under these contracts; the institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. We will not subject the obligations of these purchasers to any conditions except that:

  •
  we will not allow such purchases if they violate the laws of any jurisdiction to which a proposed purchaser is subject; and

  •
  if we are also selling the securities to underwriters, we will not sell to the underwriters subject to delayed delivery.

Underwriters and other agents will not be responsible for the validity or performance of such contracts providing for payment and delivery at a future date.

        We will set forth in the relevant prospectus supplement the anticipated delivery date of securities and the prospectus delivery obligations of dealers.

LEGAL MATTERS

        Certain legal matters in connection with the securities offered by this prospectus will be passed upon for us by Thompson Hine LLP, Cincinnati, Ohio. Certain legal matters with respect to this offering will be passed upon for the underwriters, if any, by Davis Polk & Wardwell, New York, New York. Davis Polk & Wardwell has acted as counsel in certain matters for us and some of our affiliates.

EXPERTS

        The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's annual report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 143 in 2003), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Registration fee	$5,702
Rating agency fees	149,000
Printing	55,000
Trustees' fees and expenses	14,000
Legal fees and expenses	100,000
Accounting fees and expenses	75,000
Miscellaneous	3,298

Total	$400,000

        All of the above, except for the registration fee, are estimated.

Item 15. Indemnification of Directors and Officers

        Sections 271B.8-500 to 271B.8-580 of the Kentucky Revised Statutes provide that a corporation may indemnify an individual made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative because he or she is or was a director or any individual who, while a director, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against a judgment, settlement, penalty, fine, or reasonable expenses (including counsel fees) incurred with respect to a proceeding, if he or she conducted himself or herself in good faith and he or she reasonably believed, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interest, and in all other cases, that his or her conduct was at least not opposed to its best interests, and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding. Under Section 271B.8-510, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

        Section 271B.8-560 provides that a corporation may indemnify an officer, employee, or agent of the corporation who is not a director to the same extent as to a director, and may indemnify and advance expenses to such an individual who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

        Section 271B.8-570 authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while such director, officer, employee, or agent, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or insured by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him or her against the same liability.

        Section 271B.8-580 provides that such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        Union Light's By-Laws provide indemnification to its directors, officers, employees, and agents to the fullest extent authorized by Kentucky law.

        Union Light maintains an insurance policy covering its directors and officers against certain civil liabilities, including liabilities under the Securities Act of 1933.

        The underwriters, dealers or agents, if any, will agree under certain limited circumstances to indemnify the directors and certain officers of Union Light against certain civil liabilities, principally liabilities under the Securities Act of 1933.

Item 16. Exhibits

Exhibit Number		Description
1	—	Form of Underwriting Agreement
4	—	Form of Debenture Indenture between the Company and Deutsche Bank National Trust Company
5	—	Opinion of counsel as to legality of the securities
12	—	Computation of ratio of earnings to fixed charges
23.A	—	Consent of counsel (included in the opinion filed as Exhibit 5)
23.B	—	Consent of Deloitte & Touche LLP
24.A	—	Powers of Attorney
24.B	—	Certified copy of resolution of the Company's Board of Directors
25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas

Item 17. Undertakings

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the above provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on September 17, 2004.

The Union Light, Heat and Power Company
By:	/s/ JAMES E. ROGERS* James E. Rogers Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

(i) Principal executive officer:
/s/ JAMES E. ROGERS* James E. Rogers	Chairman and Chief Executive Officer	September 17, 2004
(ii) Principal financial officer:
/s/ JAMES L. TURNER* James L. Turner	Executive Vice President and Chief Financial Officer	September 17, 2004
(iii) Principal accounting officer:
/s/ LYNN J. GOOD Lynn J. Good	Vice President and Comptroller	September 17, 2004

(iv) Directors:
/s/ JAMES E. ROGERS* James E. Rogers	Director	September 17, 2004
/s/ JAMES L. TURNER* James L. Turner	Director	September 17, 2004
/s/ MICHAEL J. CYRUS* Michael J. Cyrus	Director	September 17, 2004
*By	/s/ CHRISTOPHER J. VOGT Christopher J. Vogt Attorney-in-fact

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
THE COMPANY
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES